Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                                PATHOGENICS, INC.

                             TYROL THERAPEUTICS, LLC

                                       AND

                       MEMBERS OF TYROL THERAPEUTICS, LLC

                         DATED AS OF FEBRUARY 10, 2005


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                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I     THE EXCHANGE                                                     1
SECTION 1.01.  The Exchange                                                    1
SECTION 1.02.  Effective Time; Closing                                         1
SECTION 1.03.  Effect of the Exchange                                          1
SECTION 1.04.  Directors and Officers                                          1
ARTICLE II    DELIVERY OF SECURITIES; EXCHANGE OF CERTIFICATES                 1
SECTION 2.01.  Delivery of Securities                                          1
SECTION 2.02.  Exchange of Certificates                                        2
SECTION 2.03.  Transfer Books                                                  2
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF TYROL THERAPEUTICS             2
SECTION 3.01.  Organization and Qualification; Subsidiaries                    2
SECTION 3.02.  Articles of Organization and Operating Agreement                2
SECTION 3.03.  Capitalization                                                  3
SECTION 3.04.  Authority Relative to This Agreement                            3
SECTION 3.05.  No Conflict; Required Filings and Consents                      3
SECTION 3.06.  Permits; Compliance; Tyrol Therapeutics Products; Regulation    3
SECTION 3.07.  Absence of Certain Changes or Events                            4
SECTION 3.08.  Absence of Litigation                                           4
SECTION 3.09.  Employee Benefit Plans                                          4
SECTION 3.10.  Contracts                                                       4
SECTION 3.11.  Trademarks, Patents and Copyrights                              5
SECTION 3.12.  Taxes                                                           5
SECTION 3.13.  Brokers                                                         5
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PATHOGENICS                    5
SECTION 4.01.  Organization and Qualification; Subsidiaries                    5
SECTION 4.02.  Certificate of Incorporation and By-Laws                        6
SECTION 4.03.  Capitalization                                                  6
SECTION 4.04.  Authority Relative to This Agreement                            7
SECTION 4.05.  No Conflict; Required Filings and Consents                      7
SECTION 4.06.  Permits; Compliance                                             7
SECTION 4.07.  Absence of Certain Changes or Events                            7
SECTION 4.08.  Absence of Litigation                                           7
SECTION 4.09.  Employee Benefit Plans                                          8
SECTION 4.11.  Contracts                                                       8
SECTION 4.12.  Trademarks, Patents and Copyrights                              8
SECTION 4.13.  Taxes                                                           8
SECTION 4.14.  Accounting and Tax Matters                                      9
SECTION 4.15.  Brokers                                                         9
ARTICLE V     CONDUCT OF BUSINESSES PENDING THE EXCHANGE                       9
SECTION 5.01.  Conduct of Business by Tyrol Therapeutics Pending the Exchange  9
SECTION 5.02.  Conduct of Business by Pathogenics Pending the Exchange         9
ARTICLE VI    ADDITIONAL AGREEMENTS                                           10
SECTION 6.01.  Access to Information; Confidentiality                         10
SECTION 6.02.  Obligations of Pathogenics                                     10
SECTION 6.03.  Obligations of Tyrol Therapeutics                              10
SECTION 6.04.  Directors and Officers                                         10
SECTION 6.05.  Change of Corporate Name                                       10
SECTION 6.06.  Application to Standard & Poor's                               10
SECTION 6.07.  Further Action; Consents; Filings                              10
SECTION 6.08.  Agreement to Deliver Tyrol Therapeutics Securities             10
SECTION 6.09.  Plan of Exchange                                               11
SECTION 6.10.  Public Announcements                                           11
SECTION 6.11.  Conveyance Taxes                                               11

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SECTION 6.12.  Spin-Off of Pathogenics Common Stock                           11
ARTICLE VII   CONDITIONS TO THE EXCHANGE                                      11
SECTION 7.01.  Conditions to the Obligations of Each Party                    11
SECTION 7.02.  Conditions to the Obligations of Pathogenics                   11
SECTION 7.03.  Conditions to the Obligations of Tyrol Therapeutics            13
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER                               14
SECTION 8.01.  Termination                                                    14
SECTION 8.02.  Effect of Termination                                          15
SECTION 8.03.  Amendment                                                      15
SECTION 8.04.  Waiver                                                         15
ARTICLE IX    GENERAL PROVISIONS                                              15
SECTION 9.01.  Non-Survival of Representations, Warranties and Agreements     15
SECTION 9.02.  Notices                                                        15
SECTION 9.03.  Certain Definitions                                            16
SECTION 9.04.  Severability                                                   16
SECTION 9.05.  Assignment; Binding Effect; Benefit                            17
SECTION 9.06.  Incorporation of Documents and Exhibits                        17
SECTION 9.07.  Specific Performance                                           17
SECTION 9.08.  Governing Law; Forum                                           17
SECTION 9.09.  Headings                                                       17
SECTION 9.10.  Counterparts                                                   17
SECTION 9.11.  Entire Agreement                                               17

EXHIBITS

     A  -  Certificates  to  be  Exchanged
     B  -  Exceptions  to  Representations  and Warranties of Tyrol Therapeutics
     C  -  Exceptions  to  Representations  and  Warranties  of  Pathogenics
     D -   Form of Officer's Certificate of Tyrol Therapeutics concerning accuracy
     E  -  Form  of  Officer's  Certificate  of  Pathogenics concerning accuracy
     F  -  Form  of  Investment  Agreement
     G  -  Officers  and  Directors  after  the  Effective  Time

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION dated as of February 10, 2005 (this "Agreement") among Pathogenics, Inc., a Delaware corporation ("Pathogenics"), Tyrol Therapeutics, LLC, a Delaware limited liability company ("Tyrol Therapeutics") and the members of Tyrol Therapeutics ("Members").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, upon the terms and subject to the conditions of this Agreement, all Members will exchange all of the equity interest of Tyrol Therapeutics for a specified number of shares of Pathogenics's common stock to be issued and Pathogenics will acquire all of the outstanding equity interests of Tyrol Therapeutics, making Tyrol Therapeutics a wholly-owned subsidiary of Pathogenics (the "Exchange");

     WHEREAS, the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where Members reside;

     WHEREAS, for federal income tax purposes, the Exchange is intended to qualify as a reorganization under the provisions of section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Pathogenics, Tyrol Therapeutics and Members hereby agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

     SECTION 1.01.  The Exchange.  Upon the terms and subject to the conditions
                    ------------
set forth in Article VII, at the Effective Time (as defined below in Section 1.02), as a result of the Exchange, Tyrol Therapeutics will become a wholly owned subsidiary of Pathogenics.

     SECTION 1.02.  Effective Time; Closing.  As promptly as practicable and in
                    -----------------------
no event later than the fifth business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Exchange to be consummated by Members delivering to Pathogenics, or its representatives, the certificates, amended operating agreement or other documents representing all of the outstanding Tyrol Therapeutics Securities (as defined below in Section 2.02), duly endorsed so as to make Pathogenics the sole owner thereof free and clear of all claims and encumbrances except as specifically assumed by Pathogenics. The term "Effective Time" means the date and time of the Closing (or such later time as may be agreed in writing by each of the parties hereto) to be held at the offices of Sonfield & Sonfield, Houston, Texas (or such other place as the parties may agree).

     SECTION 1.03.  Effect of the Exchange.  At the Effective Time, the effect
                    ----------------------
of the Exchange shall be Tyrol Therapeutics becoming a wholly owned subsidiary of Pathogenics.

     SECTION 1.04.  Directors and Officers.  The sole officer and director of
                    ----------------------
Pathogenics immediately prior to the Effective Time shall be William L. Sklar until his successor is duly elected or appointed and qualified. In any event, he shall remain as a director for not less than one year after the Effective Time.

                                   ARTICLE II
                DELIVERY OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01.  Delivery of Securities.  At the Effective Time, by virtue of
                    ----------------------
the Exchange:

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          (a) 40,900,000 shares of common stock, $.001 par value, of Pathogenics
     (the "Pathogenics Common Stock") shall be issued in exchange for all outstanding equity interest of Tyrol Therapeutics (the "Pathogenics Securities") issued and outstanding immediately prior to the Effective Time (all such shares of Pathogenics Common Stock being herein referred to as the "Pathogenics Securities" or the "Exchange Consideration"); and

          (b) each Share owned by Pathogenics or any direct or indirect wholly owned subsidiary of Pathogenics or any equity interest owned by Tyrol Therapeutics immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

     SECTION 2.02.  Exchange of Certificates.  At the Closing, Members shall
                    ------------------------
deliver to Pathogenics all certificates, amended operating agreement or other documents ("Certificates") representing an equity interest of Tyrol Therapeutics ("Tyrol Therapeutics Securities") delivered to it (together with any transfer tax stamps required by reason of the payment of the Exchange Consideration to a person other than the registered holder of the Certificate surrendered), together with such other customary documents as may reasonably be required by Pathogenics, in exchange for the Exchange Consideration. Certificates representing the Exchange Consideration shall be issued to the persons and in the amounts described in Exhibit A. Any member of Tyrol Therapeutics whose Certificates are not delivered at the Closing shall receive the Exchange Consideration with respect to such Certificates upon delivery to Pathogenics after the Closing of such Certificates and the other items required pursuant to the first sentence of this Section 2.02.

     SECTION 2.03.  Transfer Books.  At the Effective Time, the member transfer
                    --------------
books of Tyrol Therapeutics shall be closed and there shall be no further registration of transfers of memberships thereafter on the records of Tyrol Therapeutics. From and after the Effective Time, the holders of Certificates representing Tyrol Therapeutics Securities outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Tyrol Therapeutics Securities, except as otherwise provided in this Agreement or by Law.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF TYROL THERAPEUTICS

     Except as set forth in this Agreement and disclosed in Exhibit B, Tyrol Therapeutics hereby represents and warrants to Pathogenics that:

     SECTION 3.01.  Organization and Qualification; Subsidiaries.  Each of Tyrol
                    --------------------------------------------
Therapeutics and each subsidiary of Tyrol Therapeutics (the "Tyrol Therapeutics Subsidiaries") is a limited liability company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Tyrol Therapeutics Material Adverse Effect (as defined below). Each of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Tyrol Therapeutics Material Adverse Effect. The term "Tyrol Therapeutics Material Adverse Effect" means any change in or effect on the business of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries that is materially adverse to the financial condition or results of operations of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries taken as a whole, except for any such changes or effects resulting from or arising in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to Tyrol Therapeutics prior to the date of this Agreement.

     SECTION 3.02.  Articles of Organization and Operating Agreement.  Tyrol
                    ------------------------------------------------
Therapeutics has heretofore made available to Pathogenics a complete and correct copy of the Articles of Organization and Operating Agreement of Tyrol Therapeutics. Such Articles of Organization and Operating Agreement are in full force and effect. Tyrol Therapeutics is not in violation of any of the provisions of its Articles of Organization and Operating Agreement.

     SECTION 3.03.  Capitalization.  Except as indicated on Exhibit A, all Tyrol
                    --------------
Therapeutics Securities will be issued and outstanding and will be validly issued, fully paid and non-assessable and (ii) no interests are reserved for future issuance pursuant to Tyrol Therapeutics equity interests. All interests of Tyrol Therapeutics Securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Tyrol Therapeutics or any Tyrol Therapeutics Subsidiary to repurchase, redeem or otherwise acquire any interests of Tyrol Therapeutics Securities or any equity interest of any Tyrol Therapeutics Subsidiary. Each outstanding equity interest of each Tyrol Therapeutics Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such equity interest owned by Tyrol Therapeutics or another Tyrol Therapeutics Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Tyrol Therapeutics' or such other Tyrol Therapeutics Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such interests free and clear would not, individually or in the aggregate, have a Tyrol Therapeutics Material Adverse Effect. There are no material outstanding contractual obligations of Tyrol Therapeutics or any Tyrol Therapeutics Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Tyrol Therapeutics Subsidiary or any other person.

     SECTION 3.04.  Authority Relative to This Agreement.  Tyrol Therapeutics
                    ------------------------------------
has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Tyrol Therapeutics and the consummation by Tyrol Therapeutics of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary action and no other proceedings on the part of Tyrol Therapeutics are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Tyrol Therapeutics and, assuming the due authorization, execution and delivery by Tyrol Therapeutics, constitutes a legal, valid and binding obligation of Tyrol Therapeutics, enforceable against Tyrol Therapeutics in accordance with its terms.

     SECTION 3.05.  No Conflict and Consents.  Except as described on Exhibit B,
                    ------------------------
the execution and delivery of this Agreement by Tyrol Therapeutics does not, and the performance of this Agreement by Tyrol Therapeutics will not, (i) conflict with or violate the Articles of Organization and Operating Agreement of Tyrol Therapeutics or any equivalent organizational documents of any Tyrol Therapeutics Subsidiary, (ii) to the best knowledge of Tyrol Therapeutics after inquiry, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to Tyrol Therapeutics or any Tyrol Therapeutics Subsidiary or by which any property or asset of Tyrol Therapeutics or any Tyrol Therapeutics Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Tyrol Therapeutics or any Tyrol Therapeutics Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Tyrol Therapeutics Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 3.06.  Permits; Compliance.  Each of Tyrol Therapeutics and Tyrol
                    -------------------
Therapeutics Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Tyrol Therapeutics or any Tyrol Therapeutics Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Tyrol Therapeutics Permits"), except where the failure to have, or the suspension or cancellation of, any of Tyrol Therapeutics Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Tyrol Therapeutics Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of Tyrol Therapeutics Permits is pending or, to the knowledge of Tyrol Therapeutics, threatened, except where the failure to have, or the suspension or cancellation of, any of Tyrol Therapeutics Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Tyrol Therapeutics Material Adverse Effect.

     SECTION 3.07.  Absence of Certain Changes or Events.  Since the date of its
                    ------------------------------------
organization, except as contemplated by or as disclosed in this Agreement, Tyrol Therapeutics has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(a) any material change by Tyrol Therapeutics in its accounting methods, principles or practices, (b) any declaration, setting aside or payment of any dividend or distribution in respect of the Tyrol Therapeutics Securities or any redemption, purchase or other acquisition of any of Tyrol Therapeutics Securities or (c) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Tyrol Therapeutics, except in the ordinary course of business.

     SECTION 3.08.  Absence of Litigation.  Except as set forth on Exhibit B, as
                    ---------------------
of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Tyrol Therapeutics, threatened against Tyrol Therapeutics, or any property or asset of Tyrol Therapeutics, before any court, arbitrator or governmental entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on Tyrol Therapeutics or (ii) seeks to delay or prevent the consummation of any other material transaction contemplated by this Agreement. As of the date of this Agreement, neither Tyrol Therapeutics nor any property or asset of Tyrol Therapeutics is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Tyrol Therapeutics, continuing investigation by, any governmental entity, or any order, writ, judgment, injunction, decree, determination or award of any governmental entity or arbitrator having, individually or in the aggregate, a material adverse effect on Tyrol Therapeutics.

     SECTION 3.09.  Employee Benefit Plans .  Tyrol Therapeutics and the Tyrol
                    ----------------------
Therapeutics Subsidiaries presently do not have any employees. Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries presently do not, and have never in the past, maintained or contributed to any employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of ERISA).

     SECTION 3.10.  Contracts. (a)  Tyrol Therapeutics has furnished to
                    ---------
Pathogenics the following written contracts and agreements of Tyrol Therapeutics (such contracts and agreements being "Material Contracts"):

          (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to Tyrol Therapeutics that in each case involves annual payment in excess of US$10,000;

          (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and market research agreements involving annual payments in excess of US$10,000, to which Tyrol Therapeutics is a party or any other material contract that compensates any person other than employees based on any sales by Tyrol Therapeutics;

               (iii) all leases and subleases of real property;

               (iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of Tyrol Therapeutics;

               (v) all contracts and agreements involving annual payments in excess of $10,000 with any Governmental Entity to which Tyrol Therapeutics is a party; and

               (vi) any other material agreement of Tyrol Therapeutics which is terminable upon or prohibits a change of ownership or control of Tyrol Therapeutics.

          (b) Each Material Contract: (i) is valid and binding on Tyrol Therapeutics and, to the knowledge of Tyrol Therapeutics, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. Tyrol Therapeutics is not in material breach of, or material default under, any Material Contract and, to the knowledge of Tyrol Therapeutics, no other party to any Material Contract is in material breach thereof or material default thereunder.

     SECTION 3.11.  Trademarks, Patents and Copyrights.  Except as would not,
                    ----------------------------------
individually or in the aggregate, have a Tyrol Therapeutics Material Adverse Effect, Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries as currently conducted, and Tyrol Therapeutics has no knowledge of any assertion or claim challenging the validity of any of the foregoing. To the knowledge of Tyrol Therapeutics, the conduct of the business of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries as currently conducted does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that has had, or could reasonably be expected to have, individually or in the aggregate, a Tyrol Therapeutics Material Adverse Effect. To the knowledge of Tyrol Therapeutics, there are no infringements of any proprietary rights owned by or licensed by or to Tyrol Therapeutics or any Tyrol Therapeutics Subsidiary that have had, or could reasonably be expected to have, individually or in the aggregate, a Tyrol Therapeutics Material Adverse Effect.

     SECTION 3.12.  Taxes.  Except as for such matters that could not reasonably
                    -----
be expected to have a Tyrol Therapeutics Material Adverse Effect, (a) Tyrol Therapeutics and each of Tyrol Therapeutics Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries,
(b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Tyrol Therapeutics or any of Tyrol Therapeutics Subsidiaries and (d) Tyrol Therapeutics and each of Tyrol Therapeutics Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

     SECTION 3.13.  Brokers.  No broker, finder or investment banker is entitled
                    -------
to any brokerage, finder's or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Tyrol Therapeutics.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PATHOGENICS

     Except as set forth in this Agreement and disclosed in Exhibit C, Pathogenics hereby represents and warrants to Tyrol Therapeutics that:

     SECTION 4.01.  Organization and Qualification; Subsidiaries.  Each of
                    --------------------------------------------
Pathogenics and each subsidiary of Pathogenics (the "Pathogenics Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a Pathogenics Material Adverse Effect (as defined below). Each of Pathogenics and Pathogenics Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Pathogenics Material Adverse Effect. The term "Pathogenics Material Adverse Effect" means any change in or effect on the business of Pathogenics and Pathogenics Subsidiaries that is materially adverse to the financial condition or results of operations of Pathogenics and Pathogenics Subsidiaries taken as a whole, except for any such changes or effects resulting from or in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to Tyrol Therapeutics prior to the date of this Agreement.

     SECTION 4.02.  Certificate of Incorporation and By-Laws.  Pathogenics has
                    ----------------------------------------
heretofore made available to Tyrol Therapeutics a complete and correct copy of the Certificate of Incorporation and the By-Laws of Pathogenics. Such Certificates of Incorporation and By-Laws are in full force and effect. Pathogenics is not violation of any of the provisions of its Certificate of Incorporation or By-Laws.

     SECTION 4.03.  Capitalization.  The authorized capital stock of Pathogenics
                    --------------
consists of (a) 110,000,000 shares of Pathogenics Common Stock, $.001 par value, and (b) 10,000,000 shares of preferred stock, $.001 par value. As of the date of the spin-off (as described in Section 6.12, (i) 603,830 shares of Pathogenics Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and non-assessable, (ii) no shares of Pathogenics Common Stock are held in the treasury of Pathogenics or by Pathogenics Subsidiaries and
(iii) no shares are reserved for future issuance pursuant to stock options. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Pathogenics or any Pathogenics Subsidiary or obligating Pathogenics or any Pathogenics Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Pathogenics or any Pathogenics Subsidiary. All shares of Pathogenics Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Pathogenics or any Pathogenics Subsidiary to repurchase, redeem or otherwise acquire any shares of Pathogenics Common Stock or any capital stock of any Pathogenics Subsidiary. Each outstanding share of capital stock of each Pathogenics Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by Pathogenics or another Pathogenics Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Pathogenics's or such other Pathogenics Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Pathogenics Material Adverse Effect. There are no material outstanding contractual obligations of Pathogenics or any Pathogenics Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Pathogenics Subsidiary or any other person. The shares of Pathogenics Common Stock to be issued pursuant to the Exchange in accordance with Section 2.01 (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Pathogenics's Certificate of Incorporation or By-Laws or any agreement to which Pathogenics is a party or is bound and (ii) will, when issued, be exempt from registration under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and exempt from registration under applicable Blue Sky Laws. The shares of Pathogenics Common Stock to be issued pursuant to the Exchange in accordance with Section 2.01 will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Pathogenics Securities):

          "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The Securities may not be sold, transferred or assigned in the absence of an effective registration statement for the Securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act."

     SECTION 4.04.  Authority Relative to This Agreement.  Pathogenics has all
                    ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Pathogenics and the consummation by Pathogenics of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Pathogenics are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Pathogenics and, assuming the due authorization, execution and delivery by Tyrol Therapeutics, constitutes a legal, valid and binding obligation of Pathogenics, enforceable against Pathogenics in accordance with its terms.

     SECTION 4.05.  No Conflict and Consents.  (a)  The execution and delivery
                    ------------------------
of this Agreement by Pathogenics does not, and the performance of this Agreement by Pathogenics will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Pathogenics, (ii) conflict with or violate any Law applicable to Pathogenics or any Pathogenics Subsidiary or by which any property or asset of Pathogenics or any Pathogenics Subsidiary is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Pathogenics or any Pathogenics Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Pathogenics Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.06.  Permits; Compliance.  Each of Pathogenics and Pathogenics
                    -------------------
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Pathogenics or any Pathogenics Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Pathogenics Permits"), except where the failure to have, or the suspension or cancellation of, any of Pathogenics Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Pathogenics Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of Pathogenics Permits is pending or, to the knowledge of Pathogenics, threatened, except where the failure to have, or the suspension or cancellation of, any of Pathogenics Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Pathogenics Material Adverse Effect.

     SECTION 4.07.  Absence of Certain Changes or Events.  Since the date of the
                    ------------------------------------
filing of the Annual Report on Form 10-KSB (the "Annual Report"), except as contemplated by or as disclosed in this Agreement, or as disclosed in any amendment to the Annual Report, Pathogenics and Pathogenics Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Pathogenics Material Adverse Effect, (b) any material change by Pathogenics in its accounting methods, principles or practices, (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Shares or any redemption, purchase or other acquisition of any of Pathogenics's securities or
(d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Pathogenics or any Pathogenics Subsidiary, except in the ordinary course of business consistent with past practice.

     SECTION 4.08.  Absence of Litigation.  As of the date of this Agreement,
                    ---------------------
there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Pathogenics, threatened against Pathogenics or any Pathogenics Subsidiary, or any property or asset of Pathogenics or any Pathogenics Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a Pathogenics Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Exchange or any other material transaction contemplated by this Agreement. As of the date of this Agreement, neither Pathogenics nor any Pathogenics Subsidiary nor any property or asset of Pathogenics or any Pathogenics Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Pathogenics, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having, individually or in the aggregate, a Pathogenics Material Adverse Effect.

     SECTION 4.09.  Employee Benefit Plans.  Pathogenics and Pathogenics
                    ----------------------
Subsidiary presently do not have any employees. Pathogenics and Pathogenics Subsidiary presently do not, and have never in the past, maintained or contributed to any employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of ERISA).

     SECTION 4.11.  Contracts. (a)  Pathogenics has furnished Tyrol Therapeutics
                    ---------
each of the following written contracts and agreements of Pathogenics (such contracts and agreements being "Material Contracts"):

               (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to Pathogenics;

               (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and market research agreements, to which Pathogenics is a party or any other material contract that compensates any person other than employees based on any sales by Pathogenics;

               (iii) all leases and subleases of real property;

               (iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of Pathogenics;

               (v) all contracts and agreements involving annual payments in excess of $100,000 with any Governmental Entity to which Pathogenics is a party; and

               (iv) any other material agreement of Pathogenics which is terminable upon or prohibits a change of ownership or control of Pathogenics

          (b) Each Material Contract: (i) is valid and binding on Pathogenics and, to the knowledge of Pathogenics, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. Pathogenics is not in material breach of, or material default under, any Material Contract and, to the knowledge of Pathogenics, no other party to any Material Contract is in material breach thereof or material default thereunder.

     SECTION 4.12.  Trademarks, Patents and Copyrights.  Except as would not,
                    ----------------------------------
individually or in the aggregate, have a Pathogenics Material Adverse Effect, Pathogenics and Pathogenics Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Pathogenics and Pathogenics Subsidiaries as currently conducted, and Pathogenics has no knowledge of any assertion or claim challenging the validity of any of the foregoing. To the knowledge of Pathogenics, the conduct of the business of Pathogenics and Pathogenics Subsidiaries as currently conducted does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that has had, or could reasonably be expected to have, individually or in the aggregate, a Pathogenics Material Adverse Effect. To the knowledge of Pathogenics, there are no infringements of any proprietary rights owned by or licensed by or to Pathogenics or any Pathogenics Subsidiary that have had, or could reasonably be expected to have, individually or in the aggregate, a Pathogenics Material Adverse Effect.

     SECTION 4.13.  Taxes.  Except for such matters that would not have a
                    -----
Pathogenics Material Adverse Effect, (a) Pathogenics and each of Pathogenics Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Pathogenics and Pathogenics Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid,
(c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Pathogenics or any of Pathogenics Subsidiaries and (d) Pathogenics and each of Pathogenics Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns.

     SECTION 4.14.  Accounting and Tax Matters.  To the knowledge of
                    --------------------------
Pathogenics, neither Pathogenics nor any of its affiliates has taken or agreed to take any action that would prevent the Exchange from constituting a transaction qualifying under Section 368(a) of the Code. Pathogenics is not aware of any agreement, plan or other circumstance that would prevent the Exchange from qualifying under Section 368(a) of the Code.

     SECTION 4.15.  Brokers.  No broker, finder or investment banker is entitled
                    -------
to any brokerage, finder's or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pathogenics.

                                    ARTICLE V
                   CONDUCT OF BUSINESSES PENDING THE EXCHANGE

     SECTION 5.01.  Conduct of Business by Tyrol Therapeutics Pending the
                    -----------------------------------------------------
Exchange.  Tyrol Therapeutics agrees that, between the date of this Agreement
--------
and the Effective Time, except as contemplated by any other provision of this Agreement, unless Pathogenics shall otherwise consent in writing:

          (a) the businesses of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries shall be conducted only in, and Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (b) Tyrol Therapeutics shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers and consultants of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries and to preserve the current relationships of Tyrol Therapeutics and Tyrol Therapeutics Subsidiaries with customers, suppliers and other persons with which Tyrol Therapeutics or any Tyrol Therapeutics Subsidiary has significant business relations.

     SECTION 5.02.  Conduct of Business by Pathogenics Pending the Exchange.
                    -------------------------------------------------------
Pathogenics agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless Tyrol Therapeutics shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed):

          (a) the business of Pathogenics and Pathogenics Subsidiaries shall be conducted only in, and Pathogenics and Pathogenics Subsidiaries shall not take any action except in the ordinary course of business and in a manner consistent with past practice; and

          (b) Pathogenics shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of Pathogenics and Pathogenics Subsidiaries and to preserve the current relationships of Pathogenics and Pathogenics Subsidiaries with customers, suppliers and other persons with which Pathogenics or any Pathogenics Subsidiary has significant business relations.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     SECTION 6.01.  Access to Information; Confidentiality.  Except as required
                    --------------------------------------
pursuant to any confidentiality agreement or similar agreement or arrangement to which Pathogenics or Tyrol Therapeutics or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Pathogenics and Tyrol Therapeutics shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

     SECTION 6.02.  Obligations of Pathogenics.  Pathogenics shall take all
                    --------------------------
action necessary to cause Pathogenics to perform its obligations under this Agreement and to consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

     SECTION 6.03.  Obligations of Tyrol Therapeutics.  Tyrol Therapeutics shall
                    ---------------------------------
take all action necessary to cause Tyrol Therapeutics to perform its obligations under this Agreement and to consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

     SECTION 6.04.  Directors and Officers.  Immediately after the Effective
                    ----------------------
Time, the holders of a majority of the Pathogenics Securities shall elect the officers and directors named in Exhibit G to serve until their respective successors are duly elected or appointed and qualified.

     SECTION 6.05.  Change of Corporate Name.  New management of Pathogenics may
                    ------------------------
take the appropriate corporate action to change the name of Pathogenics to any appropriate name selected by new management of Pathogenics.

     SECTION 6.06.  Application to Standard & Poor's.  New management of Tyrol
                    --------------------------------
Therapeutics shall promptly make application to the Standard & Poor's editorial board to approve your corporation for a full description in Standard & Poor's Standard Corporation Manual, Standard & Poor's Daily News Section, coverage of Pathogenics as part of the S&P Market Access Program and coverage on Standard & Poor's Internet Site, www.advisorinsight.com, as well as S&P Marketscope and the S&P Stock Guide database.

     SECTION 6.07.  Further Action; Consents; Filings.  Upon the terms and
                    ---------------------------------
subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Exchange and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Pathogenics or Tyrol Therapeutics or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Exchange and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Exchange and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws and (B) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

     SECTION 6.08.  Agreement to Deliver Tyrol Therapeutics Securities. The
                    --------------------------------------------------
owners of the Tyrol Therapeutics Securities, Members agree to vote their Tyrol Therapeutics Securities in favor of approving this Agreement and the transactions contemplated hereby and not to approve or support any competing transaction,

     SECTION 6.09.  Plan of Exchange.  This Agreement is intended to constitute
                    ----------------
a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Exchange to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Exchange from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither Pathogenics nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Exchange to fail to qualify as a reorganization under section 368(a) of the Code.

     SECTION 6.10.  Public Announcements.  The initial press release relating to
                    --------------------
this Agreement shall be a joint press release the text of which has been agreed to by each of Pathogenics and Tyrol Therapeutics.

     SECTION 6.11.  Conveyance Taxes.  Pathogenics shall be liable for and shall
                    ----------------
hold Tyrol Therapeutics and the holders of Tyrol Therapeutics Securities who are holders of Tyrol Therapeutics Securities immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. The parties acknowledge that this Section 6.14 is specifically intended to benefit the holders of Tyrol Therapeutics Securities who are holders of Tyrol Therapeutics Securities immediately prior to the Effective Time.

     SECTION 6.12.  Spin-Off of Pathogenics Common Stock.   As soon as
                    ------------------------------------
practicable after the Effective Time, Pathogenics shall cause shares of its common stock held by Vulcan Corporation (formerly GS Financial Services, Inc.) to be distributed to the shareholders of Vulcan Corporation in the ratio of one Pathogenics share for each of the 603,830 issued and outstanding shares of Vulcan Corporation. The spin-off shares will be distributed without registration under the Securities Act of 1933 in reliance on Staff Legal Bulletin No. 4 published by the Securities and Exchange Commission Division of Corporation Finance on September 16, 1997.

                                  ARTICLE VII
                           CONDITIONS TO THE EXCHANGE

     SECTION 7.01.  Conditions to the Obligations of Each Party.  The
                    -------------------------------------------
obligations of Tyrol Therapeutics, Pathogenics and Members to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a) this Agreement and the issuance of the Exchange Consideration pursuant to the terms of the Exchange, as the case may be, contemplated hereby shall have been approved and adopted by the requisite affirmative vote of (i) the Members of Tyrol Therapeutics under the laws of its jurisdiction of organization and Tyrol Therapeutics' Articles of Organization, and (ii) the board of directors of Pathogenics, the laws of its jurisdiction of organization and Pathogenics's Certificate of Incorporation;

          (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange; and

          (c) all consents, approvals and authorizations legally required to be obtained to consummate the Exchange shall have been obtained from and made with all Governmental Entities.

     SECTION 7.02.  Conditions to the Obligations of Pathogenics.  The
                    --------------------------------------------
obligations of Pathogenics to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) to the best of Tyrol Therapeutics' knowledge and belief, each of the representations and warranties of Tyrol Therapeutics contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Tyrol Therapeutics Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where failure to be so true and correct would not have a Tyrol Therapeutics Material Adverse Effect, and Pathogenics shall have received a certificate of the Managing Member of Tyrol Therapeutics substantially in the form of Exhibit D to such effect;

          (b) Tyrol Therapeutics shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply would not have a Tyrol Therapeutics Material Adverse Effect;

          (c) Pathogenics shall have received an investment representation from each Tyrol Therapeutics Members substantially in the form of Exhibit F;

          (d) The consummation of the transactions contemplated by this Agreement shall have been approved at or before the Closing by the affirmative vote of the members of not less than a majority of Tyrol Therapeutics Securities, and shall have received any other member approval necessary to the consummation of the transactions contemplated by this Agreement;

          (e) Pathogenics shall have received on the Closing Date an opinion, dated the Closing Date, of counsel for Tyrol Therapeutics in form and substance satisfactory to counsel for Pathogenics, to the effect that:

               (i) Tyrol Therapeutics is a limited liability company validly existing and in good standing under the laws of its jurisdiction of organization with all requisite power and authority to own, lease, license, and use their respective properties and assets and to carry on the business in which each is now engaged.

               (ii) All necessary proceedings of Tyrol Therapeutics have been duly taken to authorize the execution, delivery, and performance of this Agreement by Tyrol Therapeutics.

               (iii) Tyrol Therapeutics has all requisite power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Tyrol Therapeutics, constitutes the legal, valid, and binding obligation of Tyrol Therapeutics, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to Tyrol Therapeutics in accordance with its terms.

               (iv) The execution, delivery, and performance of this Agreement by Tyrol Therapeutics will not violate or result in a breach of any term of Tyrol Therapeutics' Articles of Organization or Operating Agreement; and the execution, delivery, and performance of this Agreement by Tyrol Therapeutics will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which Tyrol Therapeutics are a party.

               (v) After reasonable investigation, such counsel has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of Tyrol Therapeutics for the execution, delivery, or performance of this Agreement by Tyrol Therapeutics.

               (vi) After reasonable investigation, such counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to Tyrol Therapeutics, or any of its business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of Tyrol Therapeutics taken as a whole or (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

               (vii) The consummation of the transactions contemplated by this Agreement has been approved at or before the Closing by the holders of Tyrol Therapeutics' Securities, and has received any other member approval necessary to the consummation of the transactions contemplated by this Agreement.

          In giving such opinions counsel may state that their opinion and belief are based upon their participation in the preparation of the Agreement and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

     SECTION 7.03.  Conditions to the Obligations of Tyrol Therapeutics.  The
                    ---------------------------------------------------
obligations of Tyrol Therapeutics to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) each of the representations and warranties of Pathogenics contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except where the failure to be so true and correct would not have a Pathogenics Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Pathogenics Material Adverse Effect, and Tyrol Therapeutics shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Pathogenics substantially in the form of Exhibit E to such effect;

          (b) Pathogenics shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to comply would not have a Pathogenics Material Adverse Effect;

          (c) Tyrol Therapeutics shall have received on the Closing Date an opinion, dated the Closing Date, of counsel for Pathogenics in form and substance satisfactory to counsel for Tyrol Therapeutics, to the effect that:

               (i) Pathogenics is a corporations validly existing and in good standing under the laws of its jurisdiction of organization with all requisite power and authority to own, lease, license, and use their respective properties and assets and to carry on the business in which each is now engaged.

               (ii) All necessary proceedings of Pathogenics have been duly taken to authorize the execution, delivery, and performance of this Agreement by Pathogenics.

               (iii) Pathogenics have all requisite corporate power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Pathogenics, constitutes the legal, valid, and binding obligation of Pathogenics, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to Pathogenics in accordance with its terms.

               (iv) The execution, delivery, and performance of this Agreement by Pathogenics will not violate or result in a breach of any term of Pathogenics's certificate of incorporation or by-laws; and the execution, delivery, and performance of this Agreement by Pathogenics will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which Pathogenics is a party.

               (v) After reasonable investigation, such counsel has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of Pathogenics for the execution, delivery, or performance of this Agreement by Pathogenics.

               (vi) After reasonable investigation, such counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to Pathogenics, or any of their respective business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of Pathogenics taken as a whole or (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

               (vii) the Shares to be issued by Pathogenics hereunder have been duly authorized and, when issued and when delivered to Tyrol Therapeutics Members as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

     In giving such opinions counsel may state that their opinion and belief are based upon their participation in the preparation of the Agreement and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01.  Termination.  This Agreement may be terminated and the
                    -----------
Exchange and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

               (a) by mutual written consent duly authorized by the Boards of Directors of each of Pathogenics and Tyrol Therapeutics;

               (b) by either Pathogenics or Tyrol Therapeutics if the Effective Time shall not have occurred on or before February 28, 2005 provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

               (c) there shall be any Order which is final and non-appealable preventing the consummation of the Exchange;

               (d) by Pathogenics upon a breach of any material representation, warranty, covenant or agreement on the part of Tyrol Therapeutics set forth in this Agreement, or if any representation or warranty of Tyrol Therapeutics shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) and Section 7.02(b) would not be satisfied ("Terminating Tyrol Therapeutics Breach"); provided, however, that, if such Terminating Tyrol Therapeutics Breach is curable by Tyrol Therapeutics through the exercise of its best efforts and for so long as Tyrol Therapeutics continues to exercise such best efforts, Pathogenics may not terminate this Agreement under this
          Section 8.01(d).

               (e) by Tyrol Therapeutics upon a breach of any material representation, warranty, covenant or agreement on the part of Pathogenics set forth in this Agreement, or if any representation or warranty of Pathogenics shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied ("Terminating Pathogenics Breach"); provided, however, that, if such Terminating Tyrol Therapeutics Breach is curable by Pathogenics through the exercise of its best efforts and for so long as Pathogenics continues to exercise such best efforts, Tyrol Therapeutics may not terminate this Agreement under this Section 8.01(e).

     SECTION 8.02.  Effect of Termination.  Except as provided in Section 9.01,
                    ---------------------
in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Pathogenics or Tyrol Therapeutics or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03.  Amendment.  This Agreement may be amended by the parties
                    ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the members of Tyrol Therapeutics, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Exchange. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04.  Waiver.  At any time prior to the Effective Time, any party
                    ------
hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.05.  Expenses.  All Expenses (as defined below) incurred in
                    --------
connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Exchange or any other transaction is consummated. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the Exchange and the other transactions contemplated by this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01.  Non-Survival of Representations, Warranties and Agreements.
                    ----------------------------------------------------------
The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.01, 6.04, 6.05, 6.06 and this Article IX shall survive the Effective Time and those set forth in Sections 8.02 and 8.05 and this Article IX shall survive termination.

     SECTION 9.02.  Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

     if  to  Pathogenics

          Pathogenics,  Inc.
          37  Shepherd  Street
          London  W1J  4LH
          United  Kingdom
          Attn:  William  L.  Sklar,  President

     with a copy to (which shall not constitute notice to such party):

          Robert  L.  Sonfield,  Jr.,  Esq.
          Sonfield  &  Sonfield
          770  South  Post  Oak  Lane,  Suite  435
          Houston,  Texas  77056-1937
          Facsimile:  (713)  877-1547

     if  to  Tyrol  Therapeutics:

          Tyrol  Therapeutics,  LLC
          28  Old  Coach  Road
          Cohasset,  MA  02025
          Attn:  Frederic  P.  Zotos,  Esq.,  Managing  Member
          Facsimile:  (781)  383-2418

     SECTION 9.03.  Certain Definitions.  For purposes of this Agreement, the
                    -------------------
term:

          (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

          (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (c) "knowledge" means, with respect to any matter in question, that the executive officers of Tyrol Therapeutics or Pathogenics, as the case may be, have actual knowledge of such matter;

          (d) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

          (e) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.04.  Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.05.  Assignment; Binding Effect; Benefit.  Neither this Agreement
                    -----------------------------------
nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 9.06.  Incorporation of Documents and Exhibits.  All documents
                    ---------------------------------------
furnished by Tyrol Therapeutics pursuant to Section 3.10 and all documents furnished by Pathogenics pursuant to Section 4.11 and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 9.07.  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 9.08.  Governing Law; Forum.  This Agreement shall be governed by,
                    --------------------
and construed in accordance with, the laws of the State of Delaware.

     SECTION 9.09.  Headings.  The descriptive headings contained in this
                    --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.10.  Counterparts.  This Agreement may be executed and delivered
                    ------------
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.11.  Entire Agreement.  This Agreement (including the Exhibits)
                    ----------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     IN WITNESS WHEREOF, Pathogenics, Members and Tyrol Therapeutics have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATTEST:                                 TYROL THERAPEUTICS, LLC

By:  /s/ Frederic P. Zotos               By: /s/ Frederic P. Zotos
    -------------------------------         --------------------------------
Name:    Frederic P. Zotos                   Frederic P. Zotos, Esq.,
      -----------------------------                  Managing Member
Title: Secretary
      -----------------------------


ATTEST                                   PATHOGENICS, INC.

Name:  /s/ William L. Sklar                By:  /s/ William L. Sklar
     -------------------------------         --------------------------------
     William L. Sklar, Secretary             William L. Sklar, Chief
                                                 Executive Officer

                       MEMBERS OF TYROL THERAPEUTICS, LLC

/s/ Frederic P. Zotos                           /s/ Michael Ferrari
-------------------------------               -----------------------------
Name: Frederic P. Zotos                       Name: Michael L. Ferrari
Number of Equity Interests:      48.9%        Number of Equity Interests:  48.9%
                           ---------------                               -------
/s/ William K. Mackey
-------------------------------
Name: William K. Mackey          2.2%
Number of Equity Interests: --------------